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                                                                   EXHIBIT 10.08

                              MARKETING AGREEMENT


         This Marketing Agreement is entered into as of March 1, 1996 by and between Airfair Publishing, Inc., a Delaware corporation ("API"), and Inventory Merchandising Services, Inc., a Texas corporation ("IMS").

                                    RECITALS

         IMS is engaged in the barter business and, from time to time, acquires hotel room nights or other travel accommodations or products through barter transactions. API operates in the travel industry as a reservation service and a marketer of travel accommodations. IMS desires to have API market the hotel room nights and other travel accommodations it acquires through barter transactions and API desires to conduct such marketing activities.

         NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby conclusively acknowledged, API and IMS do hereby agree as follows:

                                   AGREEMENTS

         1.      (a)      As soon as practicable after acquiring travel
accommodations or products through barter transactions ("Bartered Products"), IMS shall notify API of the nature and extent of the Bartered products and of IMS's estimated cash value of the consideration tendered by IMS in the barter transaction pursuant to which the Bartered Products were acquired (the "IMS Proposal").

         (b) As soon as practicable but in no event later than the second business day after receiving notice of IMS's acquisition and the IMS Proposal, API shall accept the IMS Proposal or submit to IMS a counterproposal as to the estimated cash value of the consideration tendered by IMS in the barter transaction pursuant to which the Bartered Products were acquired (the "API Proposal"). If API does not timely accept the IMS Proposal or submit an API Proposal, then API shall be deemed to have accepted the IMS Proposal. If API accepts the IMS Proposal, then API shall commence to market the Bartered Products in accordance with paragraph 2 below.

         (c) As soon as practicable but in no event later than the second business day after receiving notice of the API Proposal, IMS shall accept or reject the API Proposal. If IMS does not timely accept or reject the API Proposal, then IMS shall be deemed to have accepted the API Proposal and PI shall commence to market the Bartered Products in accordance with paragraph 2 below. If IMS timely rejects the API Proposal, then API and IMS shall attempt to reach an agreement as to the estimated cash value of the consideration tendered by IMS in the barter transaction pursuant to which the Bartered Products were acquired. If no such agreement can be reached within one business day after IMS' rejection of the API proposal, then IMS shall be permitted to sell or dispose of the Bartered Products through any means or fashion that IMS deems appropriate. If IMS and API agree as to the estimated cash value, then API shall commence to market the Bartered Products in accordance with paragraph 2 below.


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         (d)     For purposes of this Agreement, the term "Cash Value" means the estimated cash value of the consideration tendered by IMS in the barter transaction pursuant to which the Bartered Products were acquired, as determined in accordance with one or more of paragraphs (b)-(c) above, as the case may be.

         2. Immediately upon determination of the Cash Value of the Bartered Products, API shall commence to market the Bartered Products to its customers and other participants in the interline travel industry. API shall have absolute discretion as to the manner in which such marketing is conducted and the price at which the Bartered Products are marketed or sold; provided, however, that the Bartered Products may not be sold by API in a barter transaction.

         3. Within fifteen (15) days after the close of any month in which API effects any sale of Bartered Products, API shall deliver to IMS a certificate setting forth its gross receipts from sales of Bartered Products during such month.

         4. API hereby agrees to pay to BEI the sum of (i) the Cash Value of all Bartered Products sold during any given month plus (ii) twenty-five percent (25%) of the excess of API's gross cash receipts from sale of Bartered Products during any month over the Cash Value of such sold Bartered Products. Such sums shall be due and payable on the thirtieth (30th) day after the last day of the month with respect to which such calculation is made.

         5. Any sums not paid on or prior to the due date for payment of such sum, shall accrue interest at the rate of ten percent (10%) per annum, compounded monthly, from such due date through the date such sum is paid in full.

         6. This Agreement may be terminated at the option of either party by giving 30 days' prior written notice to the other party.

         7.      (a)      This Agreement shall be binding upon and insure to
the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that a party hereto may not assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

         (b) All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered or, when given by registered mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

         if to Airfair:

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         --------------------------
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         if to IMS:

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         --------------------------


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         (c)     This Agreement shall be governed by, and construed in
accordance with, the laws of the State of Texas (excluding the law thereof that requires the application of, or reference to, the law of any other jurisdiction). This Agreement shall be performable in Austin, Travis County, Texas.

         (d) This Agreement may be executed in counterparts, each such counterpart to be deemed an original, but which all together shall constitute one and the same instrument.

         (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought.

         (f) This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing between or among any of the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

         (g) The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


IMS:                                               API:

Inventory Merchandising Services, Inc.             Airfair Publishing, Inc.


By:                                                By:
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Name:                                              Name:
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Title:                                             Title:
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